REID & PRIEST LLP
                                 40 West 57th Street
                               New York, NY  10019-4097
                                Telephone 212 603-2000
                                   Fax 212 603-2001





                                                  New York, New York
                                                  October 30, 1997


          ICG Communications, Inc.
          9605 E. Maroon Circle
          P.O. Box 6742
          Englewood, Colorado 80112-6742

               Re:  ICG Communications, Inc.;
                    Registration Statement on Form S-3
                    ----------------------------------

          Ladies and Gentlemen:

                    We have acted as counsel to ICG Communications, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the resale by the holders named therein (the "Selling Shareholders") of up to an aggregate of 687,221 shares of common stock, $.01 par value per share, of the Registrant (the "Shares").

                    In connection therewith, we have examined the Certificate of Incorporation and the By-Laws of the Registrant, resolutions of the Board of Directors of the Registrant and the Registration Statement. We also have made such inquiries and have examined originals or copies of other instruments as we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

                    Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Registrant.

                    We hereby consent to the filing of this opinion as
          Exhibit 5.1 to the Registration Statement and to the reference therein to our firm under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        REID & PRIEST LLP